UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Completed Refinancing Summary

On February 27, 2024, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), completed the previously announced offering of its two new series of senior secured notes for a total of $4,400 million, consisting of $2,200 million in aggregate principal amount of 6.375% Senior Secured Notes maturing March 1, 2029 (the “2029 Secured Notes”) and $2,200 million in aggregate principal amount of 6.625% Senior Secured Notes maturing March 1, 2032 (the “2032 Secured Notes” and, collectively with the 2029 Secured Notes, the “Secured Notes”).

TD Group intends to use the net proceeds of the offering of the Secured Notes, together with cash on hand, to repurchase all of TransDigm’s outstanding 6.250% Senior Secured Notes due 2026 (the “2026 Secured Notes”) pursuant to the previously announced concurrent tender offer for the 2026 Secured Notes or the redemption of the 2026 Secured Notes following the consummation of the tender offer and to pay related fees and expenses.

TD Group also completed an amendment to the Credit Agreement (as defined below) primarily to extend the maturity date on its revolving credit facility to February 2029, increase the total commitments thereunder to $910 million from $810 million and made certain other amendments to the Credit Agreement. The applicable margin for loans drawn under the revolver is now Term SOFR plus 2.25%, a decrease from Term SOFR plus 2.50% prior to the Credit Agreement Amendment.

Indentures

On February 27, 2024, TransDigm issued $2,200 million in aggregate principal amount of the 2029 Secured Notes at an issue price of 100.000% of the principal amount thereof and $2,200 million in aggregate principal amount of the 2032 Secured Notes at an issue price of 100.000% of the principal amount thereof in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The 2029 Secured Notes and the 2032 Secured Notes were issued pursuant to two separate indentures, each dated as of February 27, 2024 (each, an “Indenture” and, together, the “Indentures”), in each case, among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm party thereto, as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee (in its respective capacities as such under the Indentures, together, the “Trustee”) and US collateral agent, and The Bank of New York Mellon, as UK collateral agent.

The 2029 Secured Notes bear interest at the rate of 6.375% per annum, which accrues from February 27, 2024 and is payable in arrears on March 1 and September 1 of each year, commencing on September 1, 2024. The 2029 Secured Notes mature on March 1, 2029, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the applicable Indenture.

The 2032 Secured Notes bear interest at the rate of 6.625% per annum, which accrues from February 27, 2024 and is payable in arrears on March 1 and September 1 of each year, commencing on September 1, 2024. The 2032 Secured Notes mature on March 1, 2032, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the applicable Indenture.

TransDigm may redeem some or all of the Secured Notes of each series at the redemption prices and on the terms specified in the applicable Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the applicable series of Secured Notes on the terms set forth in the applicable Indenture.

Each series of Secured Notes are TransDigm’s senior secured obligations. Each series of Secured Notes are guaranteed, on a senior secured basis, by TD Group and each of TransDigm’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm’s senior secured credit facilities or that issues or guarantees any capital markets indebtedness of TransDigm or any of the guarantors in an aggregate principal amount of at least $200 million. Each series of Secured Notes and the related guarantees rank equally in right of payment with all of TransDigm’s and the guarantors’ existing and future senior indebtedness, senior in right of payment to any of TransDigm’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to such series of Secured Notes and related guarantees, and structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.

Each of the Indentures contains certain covenants that, among other things, limit TransDigm’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. Each of the Indentures contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TransDigm, all outstanding Secured Notes of the applicable series will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Secured Notes of the applicable series may declare all Secured Notes of such series to be due and payable immediately.

The above summary of the Indentures is qualified in its entirety by reference to the Indentures, which are attached hereto as Exhibit 4.1 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Credit Agreement Amendment

On February 27, 2024, TransDigm, TD Group and certain subsidiaries of TransDigm entered into Amendment No. 14 and Incremental Revolving Credit Assumption Agreement (the “Credit Agreement Amendment”), pursuant to which TransDigm, among other things, (x) refinanced its revolving credit facility to extend the maturity date to February 2029 and increase the total commitments capacity thereunder to $910 million, and (y) decreased the applicable margin for revolving credit loans to Term SOFR plus 2.25% as compared to Term SOFR plus 2.50% prior to giving effect to the Credit Agreement Amendment. As of February 27, 2024, the revolving credit facility remains undrawn.

The Credit Agreement Amendment amends that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, as amended, with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other agents and lenders named therein (the “Credit Agreement”).

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 27, 2024, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 6.375% Senior Secured Notes due 2029.

4.2	Form of 6.375% Senior Secured Notes due 2029 (included in Exhibit 4.1).

4.3	Indenture, dated as of February 27, 2024, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 6.625% Senior Secured Notes due 2032.

4.4	Form of 6.625% Senior Secured Notes due 2032 (included in Exhibit 4.3).

10.1*	Amendment No. 14 and Incremental Revolving Credit Assumption Agreement, dated as of February 27, 2024, to the Second Amended and Restated Credit Agreement, dated June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TD Group hereby undertakes to furnish on a supplemental basis a copy of any omitted exhibit upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name:	Sarah Wynne
Title:	Chief Financial Officer (Principal Financial Officer)

Dated: February 28, 2024